SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: September 21, 2005


                             E AND S HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


        Nevada                      000-50101                    91-2135425
(State of incorporation       (Commission File No.)           (I.R.S. Employer
   or organization)                                          Identification No.)


     5046 East Boulevard. Northwest
              Canton, Ohio                                          44718
(Address of principal executive offices)                         (Zip Codes)


                                 (330) 966-8120
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

SECTION 8 - OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

The Directors of the Corporation voted a ten for one stock split in the form of a share dividend. The purpose of the stock split was to provide a greater number of registered shares in the Corporation, for the purpose of enabling a larger number of investors to invest in the Corporation and share in the future growth of the Corporation. The share dividend was intended to issue on May 25, 2005 to share owners of record on May 16, 2005, however, due to the issuer's oversight, NASD was not notified of the proposed share dividend. As a result of this oversight, the share dividend did not become effective for market purposes until the commencement of trading on September 20, 2005. The share owners received nine additional shares of $.001 par value common stock for each share of $.001 par value common stock that they held.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2005

                                        E and S Holdings Inc.


                                        By: /s/ Edward A. Barth
                                           -------------------------------------
                                           Edward A. Barth, Chief Executive
                                           Officer, Chief Financial Officer